Exhibit 10.1

THIRD AMENDMENT

THIS THIRD AMENDMENT (the “Third Amendment”) is made and entered into as of March 23, 2016, by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”) and RAPID7, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain Office Lease Agreement dated November 11, 2013 (the “Original Lease”), which Original Lease has been previously amended by that certain commencement letter dated May 7, 2014, by that certain First Amendment dated April 10, 2015 (the “First Amendment”) and by that certain Second Amendment dated August 17, 2015 (the “Second Amendment”) (collectively, the “Existing Lease”). Pursuant to the Existing Lease, Landlord has leased to Tenant space currently containing approximately 67,595 rentable square feet (the “Original Premises”) comprised of (i) 37,873 rentable square feet on the 13th floor, (ii) 8,696 rentable square feet on the 14th floor and (iii) 21,026 rentable square feet on the 16th floor (the “16th Floor Expansion Space”) of the building commonly known as 100 Summer Street located at 100 Summer Street, Boston, Massachusetts 02110 (the “Building”), and, effective as of the Suite 1401 & 1405 Expansion Effective Date (as defined in the Second Amendment), the Original Premises are to be increased by an additional 19,569 rentable square feet comprised of (a) 14,372 rentable square feet known as Suite 1401 on the 14th floor and (b) 5,197 rentable square feet known as Suite 1405 on the 14th floor of the Building (the “Suite 1401 & 1405 Expansion Space”).

B.	Tenant and Landlord mutually desire that the Existing Lease be amended on and subject to the following terms and conditions. The Existing Lease as amended by this Third Amendment is herein referred to as the “Lease”.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Existing Lease and agree and represent as follows:

1.	16th Floor Expansion Space Termination Date. Landlord and Tenant agree that, effective as of the date of this Third Amendment, the second sentence of Section 1.01 of the First Amendment, as amended by Section 8.02 of the Second Amendment is hereby deleted in its entirety and replaced with the following:

“The Term for the Expansion Space (“Expansion Space Term”) shall commence on the Expansion Effective Date and end on the date (the “Expansion Space Termination Date”) which is the last day of the 6th full calendar month following the Suite 1401 & 1405 Expansion Effective Date (as defined in the Second Amendment), unless sooner terminated pursuant to the terms of the Lease; provided, however, that notwithstanding the occurrence of the Expansion Space Termination Date, Tenant shall have access to the Expansion Space for up to 5 Business Days thereafter for purposes of moving into the Suite 1401 & 1405 Expansion Space (as defined in the Second Amendment), which such access shall be subject to all of the terms and conditions of this First Amendment except that Tenant shall not be obligated to pay Base Rent on account of such access to the Expansion Space.”

2.	Base Rent for Suite 1401 & 1405 Expansion Space. Landlord and Tenant agree that, effective as of the date of this Third Amendment, Section 2.02 of the Second Amendment is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything in this Section to the contrary, so long as Tenant is not in Default, Tenant shall be entitled to an abatement of Base Rent in the amount of $86,429.75 per month for 6 consecutive full calendar months of the Suite 1401 & 1405 Expansion Space Term beginning with the 1st full calendar month of the Suite 1401 & 1405 Expansion Space Term (the “Base Rent Abatement Period”). The total amount of Base Rent abated during the Base Rent Abatement Period shall equal $518,578.50 (the “Abated Base Rent”). During the Base Rent Abatement Period, only Base Rent payable with respect to the Suite 1401 & 1405 Expansion Space shall be abated, and the Base Rent payable with respect to the Original Premises and all Additional Rent and other costs and charges specified in this Second Amendment and the Lease shall remain as due and payable pursuant to the provisions of the Lease.”

3.	Miscellaneous.

3.01	This Third Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. This Third Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Existing Lease, unless specifically set forth in this Third Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Third Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

3.02	Except as herein modified or amended, the provisions, conditions and terms of the Existing Lease shall remain unchanged and in full force and effect.

3.03	In the case of any inconsistency between the provisions of the Existing Lease and this Third Amendment, the provisions of this Third Amendment shall govern and control.

3.04	Submission of this Third Amendment by Landlord is not an offer to enter into this Third Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Third Amendment until Landlord has executed and delivered the same to Tenant. Tenant agrees that its execution of this Third Amendment constitutes a firm offer to enter the same, which may not be withdrawn for a period of 30 days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties).

3.05	The capitalized terms used in this Third Amendment shall have the same definitions as set forth in the Existing Lease to the extent that such capitalized terms are defined therein and not redefined in this Third Amendment.

3.06	Tenant hereby represents to Landlord that Tenant has dealt with no broker, agent or finder in connection with this Third Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, managers, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers, agents or finders claiming to have represented Tenant in connection with this Third Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker, agent or finder in connection with this Third Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, managers, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Third Amendment.

3.07	Each signatory of this Third Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

3.08	This Third Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this Third Amendment shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of this Third Amendment by email transmission shall in all events deliver to the other party an original signature promptly upon request.

3.09	NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS THIRD AMENDMENT OR THE EXISTING LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment under seal in two or more counterparts as of the day and year first above written.

LANDLORD: MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company

By:	MA-100 Summer Street, L.L.C., a Delaware limited liability company, its sole member

	By:	/s/ John Conley
Name: John Conley Title: Vice President, Asset Management

TENANT: RAPID7, INC., a Delaware corporation

By:	/s/ Steven Gatoff
Name: Steven Gatoff Title: CFO

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